Exhibit (n)(ii)

SCHEDULE A

Amended as of June 15, 2023

to

JOHCM FUNDS TRUST

Multiple Class Plan Pursuant to Rule 18f-3

Dated as of January 8. 2023

Funds and Classes subject to this Plan

JOHCM Emerging Markets Opportunities Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM Emerging Markets Discovery Fund (formerly the JOHCM Emerging Markets Small Mid Cap Equity Fund)	Advisor Class Investor Class Institutional Class Class Z

JOHCM Global Select Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM International Opportunities Fund	Advisor Class Investor Class Institutional Class Class Z

JOHCM International Select Fund	Investor Class Institutional Class Class Z

Regnan Global Equity Impact Solutions	Advisor Class Investor Class Institutional Class Class Z

Regnan Sustainable Water and Waste Fund	Advisor Class Investor Class Institutional Class Class Z

TSW Emerging Markets Fund	Advisor Class Investor Class Institutional Class Class Z

TSW High Yield Bond Fund	Advisor Class Investor Class Institutional Class Class Z

TSW Large Cap Value Fund	Advisor Class Investor Class Institutional Class Class Z

Trillium ESG Global Equity Fund	Advisor Class Investor Class Institutional Class Class Z

Trillium ESG Small/Mid Cap Fund	Advisor Class Investor Class Institutional Class Class Z